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                                                                    EXHIBIT 10.1


                               FIRST AMENDMENT OF
                                KCS ENERGY, INC.
                     2005 EMPLOYEE AND DIRECTORS STOCK PLAN


         THIS AMENDMENT made as of the date set forth below by KCS Energy, Inc. (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the KCS Energy, Inc. 2005 Employee and Directors Stock Plan (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, all words with initial capital letters shall have the same meaning herein as ascribed thereto in the Plan; and

         WHEREAS, the Company desires to amend the Plan, effective as of May 18, 2005, to decrease the maximum number of authorized shares of Common Stock from 5,708,779 shares to 5,508,779 shares; and

         WHEREAS, in Section 8.8.1 of the Plan, the Board reserved the right to amend the Plan from time to time; and

         NOW, THEREFORE, the Plan is hereby amended, effective as of May 18, 2005, by this First Amendment thereto, as follows:

         1. Section 1.3.1 of the Plan is hereby amended in its entirety to provide as follows:

                  " 1.3.1 The aggregate number of shares of Common Stock with respect to which Options (including, without limitation, Incentive Stock Options), Retainer Stock, SARs, Restricted Stock or Stock Bonuses may be granted or awarded under the Plan shall not exceed 5,508,779 shares of Common Stock, subject to adjustment in accordance with Section 8.1 hereof, but reduced by 1,708,779, the total number of shares underlying options and awards granted and outstanding on the Effective Date ("Prior Outstanding Awards") under the terms of the KCS Energy, Inc. 2001 Employee and Directors Stock Plan (the "2001 Plan"). If, prior to the termination of the Plan, a Prior Outstanding Award shall expire, be forfeited or terminate for any reason without having been exercised in full, the shares subject to such expired, forfeited or terminated rights shall again be available for purposes of this Plan. If Prior Outstanding Awards expire, are forfeited or terminate for any reason without having been exercised in full, the number of shares of Common Stock which may be issued upon the exercise of Awards under the Plan shall be increased by the number of shares of Common Stock underlying such expired, forfeited or terminated Prior Outstanding Awards. In no event, however, will the maximum aggregate amount of Common Stock which may be issued upon exercise of all grants and awards under the Plan,


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                  including Incentive Stock Options and Prior Outstanding Awards
                  that terminate and become available under this Plan, exceed 5,508,779 shares of Common Stock, subject to adjustment in accordance with Section 8.1 hereof."

         2. Except as modified herein, the Plan is specifically ratified and affirmed.

         IN WITNESS WHEREOF, this First Amendment of the Plan is executed this 18th day of May, 2005, to be effective as herein provided.


                                       KCS ENERGY, INC.


                                       By: /s/ Julie A. Long
                                          --------------------------------------
                                       Printed Name: Julie A. Long
                                                    ----------------------------
                                       Title: Vice President Human Resources
                                             -----------------------------------


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